UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

ROWAN COMPANIES plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 16, 2012, Rowan Companies, Inc. (the “Company”) and its parent company, Rowan Companies plc (“Rowan UK”), entered into an underwriting agreement with Citigroup Global Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representative of the several underwriters, relating to the issuance and sale in an underwritten public offering of $500 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2022 (the “Notes”), along with the related guarantee of Rowan UK of the Notes on a full and unconditional basis (the “Guarantee” and with the Notes, the “Securities”). The offer and sale of the Securities was registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s and Rowan UK’s Registration Statement on Form S-3 (File Nos. 333-181455-01 and 333-181455), which became effective upon filing with the Commission on May 16, 2012. The material terms of the offering are described in the prospectus supplement dated May 16, 2012, which was filed by the Company with the Commission on May 18, 2012.

The underwriting agreement contains customary representations, warranties and agreements by the Company, Rowan UK and the underwriters, and customary conditions to closing, indemnification obligations of the Company, Rowan UK and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to Rowan UK and its subsidiaries and affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Supplemental Indenture

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On May 21, 2012, the Company and Rowan UK completed the public offering of the Securities. The Notes constitute a new series of debt securities under an indenture dated as of July 21, 2009 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee, as amended and supplemented by the fourth supplemental indenture dated as of May 21, 2012 (the “Fourth Supplemental Indenture” and with the Base Indenture, the “Indenture”) between the Company, Rowan UK and U.S. Bank National Association, setting forth the specific terms applicable to the Notes and the Guarantee. The description of the Base Indenture and Fourth Supplemental Indenture contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, a copy of which was filed as Exhibit 4.4 of the Registration Statement on Form S-3 filed on May 16, 2012 and is incorporated by reference herein, and the Fourth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.2 and is incorporated by reference herein.

Interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2012. The Notes will mature on June 1, 2022.

The Company intends to use the net proceeds from the offering of approximately $492.2 million, after deducting the underwriting discount and estimated offering expenses, to replenish cash recently applied to repay approximately $140.2 million aggregate principal amount, associated make-whole premiums and accrued interest under its secured notes guaranteed by the U.S. Department of Transportation’s Maritime Administration, or MarAd, under the Title XI Federal Ship Financing Program and for general corporate purposes, including the repayment in full of the approximately $110.3 million aggregate principal amount, associated make-whole premium and accrued interest under its sole remaining secured note guaranteed by MarAd.

The Company may, at its option, redeem all or part of the Notes at any time or from time to time. At any time prior to March 1, 2022, the Company may redeem any or all of the Notes for an amount equal to 100% of the principal amount of the Notes redeemed plus a make-whole premium, if any, plus accrued and unpaid interest to, but excluding, the redemption date. At any time on and after March 1, 2022, the Company may redeem any or all of the Notes for an amount equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to all of the subordinated indebtedness of the Company and pari passu in right of payment with any of the Company’s existing and future senior indebtedness, including the Company’s 5% Senior Notes due 2017, 7.875% Senior Notes due 2019 and any indebtedness under the Company’s senior revolving credit facility. The Notes rank effectively junior to the Company’s existing and future secured indebtedness to the extent of the value of its assets constituting collateral securing that indebtedness and to all existing and future indebtedness of the Company’s subsidiaries (other than indebtedness and liabilities owed to the Company). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by Rowan UK.

The following are events of default with respect to the Notes:

(1) default in the payment of any interest upon the Notes when due and payable that continues for 30 days;

(2) default in the payment of principal of or premium, if any, on the Notes when due at its maturity, declaration of acceleration, call for redemption or otherwise;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the Indenture (other than a covenant for which default or breach is specifically addressed within these events of default) that continues for 60 days after there has been given written notice from the trustee or holders of at least 25% in principal amount of the Notes outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(4) default in the performance, or breach, of any covenant of the Indenture (other than a covenant in Article Ten of the Indenture and any other covenant for which default or breach is specifically addressed within these events of default) that continues for 120 days after there has been given written notice from the trustee or holders of at least 25% in principal amount of the Notes outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(5) certain events of bankruptcy, insolvency or reorganization with respect to the Company;

(6) default in the deposit of any sinking fund payment when due; or

(7) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any current or future debt of the Company or any of its Significant Subsidiaries (as such term is defined in Article I, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended), or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries, if such default (a) is caused by a failure to pay principal of or premium, if any, or interest on such debt prior to the expiration of the grace period for such debt on the date of such default, or payment default, or (b) results in the acceleration of such debt prior to its express maturity and in each case described in (a) or (b), the principal amount of such debt, together with the principal amount of any other such debt under which that has been a payment default or the maturity of which has been so accelerated, aggregates at least $35.0 million.

If an event of default occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the Notes outstanding may declare the principal amount of the Notes to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs and is continuing, the principal amount of the Notes outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the Notes outstanding may rescind any such acceleration with respect to the Notes and its consequences.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement dated as of May 16, 2012 among Rowan Companies, Inc., Rowan Companies plc and the underwriters listed therein.

Exhibit 4.1	Indenture for Senior Debt Securities dated as of July 21, 2009 between Rowan Companies, Inc. and U.S. Bank National Association, as trustee (included as Exhibit 4.4 of the Registration Statement on Form S-3 filed on May 16, 2012).

Exhibit 4.2	Fourth Supplemental Indenture dated as of May 21, 2012, among Rowan Companies, Inc., Rowan Companies plc and U.S. Bank National Association, as trustee.

Exhibit 4.3	Form of 4.875% Senior Note due 2022 (included in Exhibit 4.2 of this Current Report on Form 8-K).

Exhibit 5.1	Opinion of Andrews Kurth LLP.

Exhibit 5.2	Opinion of Baker & McKenzie LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rowan Companies plc

By:	/s/ William H. Wells

Name:	William H. Wells
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: May 21, 2012

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement dated as of May 16, 2012 among Rowan Companies, Inc., Rowan Companies plc and the underwriters listed therein.

Exhibit 4.1	Indenture for Senior Debt Securities dated as of July 21, 2009 between Rowan Companies, Inc. and U.S. Bank National Association, as trustee (included as Exhibit 4.4 of the Registration Statement on Form S-3 filed on May 16, 2012).

Exhibit 4.2	Fourth Supplemental Indenture dated as of May 21, 2012, among Rowan Companies, Inc., Rowan Companies plc and U.S. Bank National Association, as trustee.

Exhibit 4.3	Form of 4.875% Senior Note due 2022 (included in Exhibit 4.2 of this Current Report on Form 8-K).

Exhibit 5.1	Opinion of Andrews Kurth LLP.

Exhibit 5.2	Opinion of Baker & McKenzie LLP.